UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C 20549

                              FORM 8-K



Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 15, 1995

Commission file Number     0-15435

                      First Entertainment, Inc.
          (Exact name of registrant as specified in its charter.)

           Colorado                     84-0974303
(State or other jurisdiction of      (I.R.S. Employer
incorporated or organization)        Identification No.)

1380 Lawrence Street, Suite 1400                     80204
(Address of principal executive offices            (Zip Code)

Registrant's telephone number, including area code:
(303) 592-1235



                             FORM 8-K

                          CURRENT REPORT
                  Pursuant to Section 13 or 15(d)
                   of the Securities Act of 1934

Item 1. Changes in Control of Registrant.
             Not Applicable

Item 2. Acquisition or Disposition of Assets.
             Not Applicable

Item 3. Bankruptcy or Receivership.
             Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
             Not Applicable

Item 5. Other Events
             The Registrant has filed a claim in the U.S. District Court for the District of Colorado alleging tortuous interference with contractual relations against the Receivership Estate of Indian Motorcycle Manufacturing, Inc., a company in federal receivership (IMMI). This claim arises out of a notice filed by the Receiver for IMMI which questioned the Company's ex-clusive license rights to market certain products with the Indian Motorcycle trademark. The ownership of the Indian Motorcycle trademark has been, and continues to be, the subject of dispute. The Receiver for IMMI claimed that the Registrant has no license rights whatsoever to the trademark and has filed an action, subsequent to its notice to the Court, for declaratory judgement with this same court to determine the respective rights. However, the Registrant believes that the Receivership Estate of IMMI has wrongfully attempted, through the notice and subsequent communication of the notice to others, to interfere with and deter third parties who have or may want to contract with the Registrant during the pendency of court proceedings in-volving the determination of the ownership of the trademark. It is the Registrant's position that it has adequate and exclusive license rights to the Indian Motorcycle trademark. The Registrant intends to pursue its legal remedies to the fullest extent possible. While the Registrant feels confident of its rights in this matter, the outcome of any litigation cannot be a certainty, nor can it be quaranteed. However, in the interim, the Registrant intends to go forward with its plans to develop its Indian Motorcycle trade-mark license rights.

Item 6. Resignation of Registant's Directors.
           Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
           Not Applicable

Item 8. Change in Fiscal Year.
           Not Applicable


                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly autorized.




                           FIRST ENTERTAINMENT, INC.





                           By:A.B. Goldberg
                              ------------------
                              A.B. Goldberg
                              President



Dated: December 19, 1995